          As filed with the Securities and Exchange Commission on May 12, 2000
                                                 Registration No. 333-________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ----------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933

                              ----------------

                               PHONE.COM, INC.
           (Exact name of Registrant as specified in its charter)

             Delaware                             94-3219054
     (State of incorporation)        (I.R.S. Employer Identification No.)

                            800 Chesapeake Drive
                       Redwood City, California 94063
                  (Address of principal executive offices)

                           -----------------------

                    2000 Non-Executive Stock Option Plan
                          (Full title of the Plan)

                               Alain Rossmann
                    Chairman and Chief Executive Officer
                               Phone.com, Inc.
                            800 Chesapeake Drive
                       Redwood City, California 94063
                               (650) 562-0200
(Name, address and telephone number, including area code, of agent for service)

                           -----------------------

                                  Copy to:

                              Mark A. Medearis
                                Edward Y. Kim
                              Venture Law Group
                         A Professional Corporation
                             2775 Sand Hill Road
                        Menlo Park, California 94025
                               (650) 854-4488


                              Page 1 of 9 Pages
                           Exhibit Index on Page 6
             (Calculation of Registration Fee on following page)

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                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed
                                                                        Maximum       Proposed Maximum
                                                Maximum Amount to   Offering Price       Aggregate            Amount of
     Title of Securities to be Registered        be Registered(1)      Per Share       Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
2000 Non-Executive Stock Option Plan
   Common Stock,
   $0.001 par value.........................      2,000,000 Shares     $73.25(2)       $146,500,000.00       $38,676.00

                  TOTAL                           2,000,000 Shares                     $146,500,000.00       $38,676.00
-----------------------------------------------------------------------------------------------------------------------------

----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 9, 2000.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

      The Securities and Exchange Commission (the "SEC") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we
                                                   ------------
terminate the effectiveness of this registration statement.

      The following documents filed with the SEC are hereby incorporated by reference:

      (a)   All reports we have filed with the SEC pursuant to Section 13(a) or
Section 15(d) of the Exchange Act since June 10, 1999, including:

            (1) our Annual Report on Form 10-K for the year ended June 30, 1999,

            (2) our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, and

            (3) our Current Reports on Form 8-K, as amended, filed with the SEC on November 3, 1999, February 24, 2000 and March 17, 2000.

      (b) Our Registration Statement on Form S-1 filed on October 28, 1999, as amended (No. 333-89879).

      (c) The description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on April 1, 1999 (File No. 000-25687), including any amendments or reports filed for the purpose of updating such description.

      We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Alan Black, 800 Chesapeake Drive, Redwood City, California 94063, telephone: (650) 562-0200.

Item 4. Description of Securities. Not applicable.
        -------------------------

Item 5. Interests of Named Experts and Counsel. Not applicable.
        --------------------------------------

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

      Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7. Exemption from Registration Claimed. Not applicable.
        -----------------------------------

Item 8. Exhibits.
        --------

             Exhibit
             Number
             ------
             5.1      Opinion of Venture Law Group, a Professional Corporation

             23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

             23.2     Consent of KPMG LLP, Independent Auditors

             23.3     Consent of Ernst & Young LLP, Independent Auditors

             24.1     Powers of Attorney (see signature page).
---------------

Item 9. Undertakings.
        ------------

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Phone.com, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 11 day of May, 2000.

                              Phone.com, Inc.


                              By: /s/ Alan Black
                                  --------------------------------
                                  Alan Black
                                  Chief Financial Officer

                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Black and Alain Rossmann, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                           Date
---------                      -----                           ----

    /s/ Alain Rossmann         Chief Executive Officer and     May 11, 2000
---------------------------    Chairman (Principal Executive
    Alain Rossmann             Officer)

    /s/ Alan Black             Vice President, Finance and     May 11, 2000
---------------------------    Administration, Chief
    Alan Black                 Financial Officer and
                               Treasurer (Principal
                               Financial and Accounting
                               Officer)

    /s/ Roger Evans            Director                        May 11, 2000
---------------------------
    Roger Evans

                               Executive Vice President and
---------------------------    Director
    Charles Parrish

    /s/ David Kronfeld         Director                        May 11, 2000
---------------------------
    David Kronfeld

    /s/ Andrew Verhalen        Director                        May 11, 2000
---------------------------
    Andrew Verhalen

                               Director
---------------------------
    Reed Hundt

                               INDEX TO EXHIBITS

 Exhibit
 Number
 ------

   5.1    Opinion of Venture Law Group, a Professional Corporation

  23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

  23.2    Consent of KPMG LLP, Independent Auditors

  23.3    Consent of Ernst & Young LLP, Independent Auditors

  24.1    Powers of Attorney (see signature page)